Exhibit 3.3

CORPORATE ACCESS NUMBER: 2014257055

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

1425705 ALBERTA LTD.

WAS INCORPORATED IN ALBERTA ON 2008/09/16.

BUSINESS CORPORATIONS ACT	FORM 1

Alberta	Articles of Incorporation

1.     Name of Corporation

1425705 ALBERTA LTD.

2.     The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

One class of shares, to be designated as “Common Shares”, in an unlimited number.

3.     Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.     Number, or minimum and maximum number, of directors that the corporation may have:

Not less than One (1) director and not more than Seven (7) directors.

5.     If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

None

6.     Other rules or provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.     Dated: September 16, 2008

Incorporators

Name of Person Authorizing (please print)	Address: (including postal code)	Signature
Carolyn E. Simpson	4500, 855 - 2nd Street S.W.	/s/ Carolyn E. Simpson
Calgary, Alberta T2P 4K7

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

SEP 16 2008

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

SCHEDULE OF OTHER PROVISIONS

1.             The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.             Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.             The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.             The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

Articles of Incorporation

For

1425705 ALBERTA LTD.

Share Structure:		ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON SHARES”, IN AN UNLIMITED NUMBER.
Share Transfers Restrictions:		THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:
Min Number of Directors:		1
Max Number of Directors:		7
Business Restricted To:		NONE.
Business Restricted From:		NONE.
Other Provisions:		THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

	Registration Authorized By:	CAROLYN E. SIMPSON
INCORPORATOR

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2008/09/16

Corporate Access Number: 2014257055

Service Request Number:	12085327
Alberta Corporation Type:	Numbered Alberta Corporation
Legal Entity Name:	1425705 ALBERTA LTD.
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	4500, 855 - 2ND STREET S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K7

RECORDS ADDRESS
Street:	400, 607 - 8TH AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0A7

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON

SHARES”, IN AN UNLIMITED NUMBER.
Share Transfers Restriction:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2008/09/16

Director

Last Name:	POPE
First Name:	DAVID
Middle Name:
Street/Box Number:	400, 607 - 8TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0A7
Country:
Resident Canadian:	Y

Last Name:	WARD
First Name:	ANDREW
Middle Name:	W.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:

Last Name:	TICHIO
First Name:	ROBERT
Middle Name:
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:
Last Name:	LAPEYRE, JR.
First Name:	PIERRE
Middle Name:	F.
Street/Box Number:	712 FIFTH AVENUE, 51ST FLOOR
City:	NEW YORK
Province:	NEW YORK
Postal Code:	10019
Country:
Resident Canadian:

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2008/09/16
Restrictions on Share Transfers	ELECTRONIC	2008/09/16

Registration Authorized By: CAROLYN E. SIMPSON

INCORPORATOR

CORPORATE ACCESS NUMBER: 2014257055

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

1425705 ALBERTA LTD.

CHANGED ITS NAME TO GEP MIDSTREAM FINANCE CORP. ON 2008/10/15.

BUSINESS CORPORATIONS ACT

Alberta	ARTICLES OF AMENDMENT

1.	Name of Corporation		2.	Corporate Access Number

	1425705 ALBERTA LTD.			2014257055

3.

Pursuant to subsection 173(1)(a) of the Business Corporations Act (Alberta), the Articles of the Corporation be amended by changing the name of the Corporation from 1425705 Alberta Ltd. to GEP MIDSTREAM FINANCE CORP.

4.	DATE	SIGNATURE	TITLE

	6 day of Oct, 2008.	/s/ Robert Tichio	DIRECTOR
		ROBERT TICHIO

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

OCT 15 2008

Name Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2008/10/15

Service Request Number:	12211191
Corporate Access Number:	2014257055
Legal Entity Name:	1425705 ALBERTA LTD.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	GEP MIDSTREAM FINANCE CORP.
New French Equivalent Name:
Nuans Number:	94286586
Nuans Date:	2008/10/02
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:

Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2008/09/16
Restrictions on Share Transfers	ELECTRONIC	2008/09/16

Registration Authorized By: CAROLYN E. SIMPSON

SOLICITOR